Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(19,368,680)
Unrealized Gain (Loss) on Market Value of Commodity Futures	39,296,280
Dividend Income	1,065,020
Interest Income	370,470
ETF Transaction Fees	12,000
Total Income (Loss)	$21,375,090

Expenses
General Partner Management Fees	$262,803
Professional Fees	141,024
Brokerage Commissions	57,578
Directors' Fees and insurance	9,649
NYMEX License Fee	6,570
Total Expenses	$477,624
Net Income (Loss)	$20,897,466

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 11/1/22	$549,543,480
Additions (1,400,000 Shares)	28,090,340
Withdrawals (4,300,000 Shares)	(94,148,669)
Net Income (Loss)	20,897,466

Net Asset Value End of Month	$504,382,617
Net Asset Value Per Share (23,884,588 Shares)	$21.12

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596